loanDepot Announces Amendments to Exchange Offer and Consent Solicitation for 6.500% Senior Notes due 2025 06/04/2024 IRVINE, Calif. -- (BUSINESS WIRE) – loanDepot, Inc. (NYSE: LDI) (“loanDepot”) announced today that its subsidiary, LD Holdings Group LLC (the “Issuer”), has amended certain terms of its previously commenced offer to exchange (the “Exchange Offer”) any and all of its outstanding 6.500% Senior Notes due 2025 (the “Old Notes”) for newly issued Senior Secured Notes due 2027 (the “New Notes”), and a related consent solicitation upon the terms and conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement dated May 20, 2024 (as supplemented by Supplement No.1 (the “Supplement”) to the Offering Memorandum and Consent Solicitation Statement dated June 4, 2024, the “Offering Memorandum and Consent Solicitation Statement”) Capitalized terms used but not defined herein shall have the meanings set forth in the Offering Memorandum and Consent Solicitation Statement. As amended, the Exchange Offer will provide that the New Notes will pay interest at a rate of 8.750% (an incremental 0.500% per annum) and mature November 1, 2027. In addition, the mix of cash consideration and New Notes that comprise the Total Consideration as further described and illustrated below is being modified as follows: The Issuer’s previous offer to exchange $850 principal amount of New Notes and $250 in cash for each $1,000 principal amount of Old Notes tendered at or prior to the Early Tender Time, and $850 principal amount of New Notes and $200 in cash for each $1,000 principal amount of Old Notes tendered at or prior to the Expiration Time, has been replaced by an offer to exchange a mixed consideration of $1,100 in cash and principal amount of New Notes for each $1,000 principal amount of Old Notes tendered at or prior to the Expiration Time. The maximum amount of cash consideration is $185 million and all of the cash consideration will be paid to holders of Old Notes tendered at or prior to the Expiration Time, on a pro rata basis. In addition to the cash consideration, holders of Old Notes tendered at or prior to the Expiration Time will also receive a principal amount of New Notes sufficient to cause the Total Consideration received by such holders to be equal to $1,100 in cash and principal amount of New Notes for each $1,000 principal amount of Old Notes tendered at or prior to the Expiration Time. Eligible Holders that validly tender Old Notes at or prior to the Expiration Time will also receive accrued and unpaid interest on the exchanged Old Notes from the last interest payment date prior to, but not including, the Settlement Date. Interest on the New Notes will accrue from the Settlement Date. Solely for illustrative purposes, the below table shows the approximate Total Consideration for Old Notes Tendered at or prior to the Expiration Time, in the event that (a) all $497,750,000 of outstanding Old Notes are tendered at or prior to the Expiration Time and (b) 85% (representing the Minimum Tender Condition) of the outstanding Old Notes are tendered at or prior to the Expiration Time.

Percentage of Old Notes Tendered	Principal Amount of Old Notes Tendered	Exchange Consideration for Old Notes Tendered at or Prior to the Expiration Time[(1)]			
		per $1,000 Principal Amount of Old Notes		Aggregate Amount	
		New Notes (principal amount)	Cash	New Notes (principal amount)	Cash
100%	$497,750,000	$728.33	$371.67	$362,525,000	$185,000,000
85%	$423,087,500	$662.74	$437.26	$280,396,250	$185,000,000

(1) All consideration amounts are approximate amounts and do not reflect the impact of rounding in accordance with the terms described in the Offering Memorandum and Consent Solicitation Statement. We will not accept any tender that would result in the issuance of less than $2,000 principal amount of New Notes, and we will round downward to the nearest $1,000 the amount of New Notes that would be issuable in exchange for each tender of Old Notes.

The New Notes will be guaranteed by the subsidiaries of the Issuer that are existing guarantors of the Old Notes and the Issuer's outstanding 6.125% Senior Notes due 2028 (the "2028 Notes"), as well as mello Credit Strategies LLC ("mello"), which will become a guarantor of the 2028 Notes on an unsecured basis following settlement of the Exchange Offer, and will be secured, subject to permitted liens, by a first-priority security interest on (1) a securities account to which all of the credit risk retention securities originally issued to mello or its subsidiary in connection with securitization financings sponsored by mello will be credited upon the repurchase of such credit risk retention securities from a repurchase agreement counterparty (including such securities acquired by mello or its subsidiary following the Issue Date, which may be subject to existing and future repurchase agreement financings entered into in the ordinary course of business), (2) certain unencumbered non-agency mortgage servicing rights held by loanDepot.com, LLC, a guarantor of the New Notes, with a fair value of up to $60.0 million, and (3) a securities account holding $100.6 million aggregate principal amount of 2028 Senior Notes that were previously repurchased by the Issuer and to be held by Artemis Management LLC, a guarantor of the New Notes (collectively, the "Collateral"). The New Notes will no longer be secured by an interest in any of the membership interests of mello.

Other amendments to the Exchange Offer include:

I. the addition of a minimum participation condition to the Exchange Offer such that the consummation of the Exchange Offer is conditioned (unless waived by the Issuer in its sole discretion) upon Eligible Holders of at least 85% ($423,087,500) of the aggregate principal amount of Old Notes validly tendering, and not validly withdrawing, their Old Notes at or prior to the Expiration Time ("Minimum Tender Condition");

II. modifications to certain of the negative covenants of the New Notes that further limit the Issuer and its Restricted Subsidiaries from (a) incurring additional Capital Markets Indebtedness secured by a Lien, or incurring any Indebtedness (other than Permitted Funding Indebtedness) secured by MSRs or any residual interest therein, and (b) making Investments in or Restricted Payments to subsidiaries that are not guarantors of the New Notes;

III. a modification to the amendment provisions of the New Notes such that the guarantees of the New Notes may not be discharged via an amendment to the Indenture governing the New Notes without the consent of each holder of New Notes;

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3 IV. the addition of the release of the guarantees for the Old Notes, subject to participation from at least a majority of holders of Old Notes V. modifications to the Collateral for the New Notes as further described above; VI. adding mello as a secured Guarantor of the New Notes and, in lieu of a pledge of the stock of mello, causing mello to pledge the Collateral it holds, and covenanting that mello or a subsidiary thereof will, to the extent not otherwise prohibited by applicable law, rule or regulation, purchase and hold any credit risk retention securities issued in connection with any future Permitted Securitization Indebtedness; and VII. extending the Withdrawal Deadline for the Exchange Offer to 5:00 p.m., New York City time, on June 7, 2024. Eligible Holders are encouraged to read the Supplement carefully for a more detailed description of such changes. The Issuer was advised by the information and exchange agent for the Exchange Offer that, as of 5:00 p.m., New York City time, on June 3, 2024, a total of (i) $123,081,000 aggregate principal amount of outstanding Old Notes, representing approximately 24.7% of the outstanding Old Notes were validly tendered and not validly withdrawn in the Exchange Offer. In addition, holders representing 68% of the Old Notes have indicated their intent (but are not obligated) to participate in the Exchange Offer, as amended. The Issuer reserves the right, subject to applicable law, to terminate, withdraw or amend the Exchange Offer at any time and from time to time, as described in the Offering Memorandum and Consent Solicitation Statement. The Supplement will only be distributed to Eligible Holders of the Old Notes who properly complete and return or have completed and returned an eligibility form confirming that they are either a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or a non-U.S. person in compliance with Regulation S under the Securities Act (such holders, “Eligible Holders”). The complete terms and conditions of the Exchange Offer and Consent Solicitation are described in the Offering Memorandum and Consent Solicitation Statement, together with the Supplement, copies of which may be obtained by contacting Global Bondholder Services Corporation, the information and exchange agent in connection with the Exchange Offer and Consent Solicitation, at (855) 654-2014 (U.S. toll-free) or (212) 430-3774 (banks and brokers). The eligibility form is available electronically at: https://gbsc-usa.com/eligibility/loandepot. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the New Notes. The Exchange Offer and Consent Solicitation is only being made pursuant to the Offering Memorandum and Consent Solicitation Statement and the Supplement. The Exchange Offer is not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Notes will not be registered under the Securities Act, or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the New Notes are being

4 offered and issued only (i) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) to non-”U.S. persons” who are outside the United States (as defined in Regulation S under the Securities Act). Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors, such as the satisfaction of the conditions described in the Offering Memorandum and Consent Solicitation Statement, whether holders that indicate their intent to participate in the Exchange Offer will actually tender their Old Notes, that may cause loanDepot’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that loanDepot’s actual future results may be materially different from what loanDepot expects. Important factors that could cause actual results to differ materially from loanDepot’s expectations are included in the section entitled “Risk Factors” set forth in the Offering Memorandum and Consent Solicitation Statement and under the caption “Risk Factors” included in loanDepot’s Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference into the Offering Memorandum and Consent Solicitation Statement. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in loanDepot’s filings. loanDepot expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. About loanDepot loanDepot (NYSE: LDI) is a leading provider of lending solutions that make the American dream of homeownership more accessible and achievable for all, especially the increasingly diverse communities of first-time homebuyers, through a broad suite of lending and real estate services that simplify one of life’s most complex transactions. Since its launch in 2010, the company has been recognized as an innovator, using its industry-leading technology to deliver a superior customer experience. Our digital-first approach makes it easier, faster and less stressful to purchase or refinance a home. Today, as one of the largest non-bank lenders in the country, loanDepot and its mellohome operating unit offer an integrated platform of lending, loan servicing, real estate and home services that support customers along their entire homeownership journey. Headquartered in Southern California and with hundreds of local market offices nationwide, loanDepot’s passionate team is dedicated to making a positive difference in the lives of their customers every day. Investor Relations Contact: Gerhard Erdelji

5 Senior Vice President, Investor Relations (949) 822-4074 gerdelji@loandepot.com Media Contact: Rebecca Anderson Senior Vice President, Communications & Public Relations (949) 822-4024 rebeccaanderson@loandepot.com Source: loanDepot, Inc.